                                                  Exhibit 21

SUBSIDIARIES OF OLIN CORPORATION1

 (as of December 31, 2010)

Company	% Ownership (Direct/Indirect)	Jurisdiction
Bridgeport Brass Corporation2	100	IN
Hunt Trading Co.	100	MO
Imperial West Chemical Co.3	100	NV
KNA California, Inc.4	100	DE
KWT, Inc.5	100	DE
LTC Reserve Corp.	100	DE
Monarch Brass & Copper Corp.	100	NY
Monarch Brass & Copper of New England Corp.6	100	RI
New Haven Copper Company6	100	CT
Olin Benefits Management, Inc.	100	CA
Olin Business Holdings7	100	DE
Olin Engineered Systems, Inc.	100	DE
Olin Environmental Management, Inc.8	100	DE
Olin Far East, Limited	100	DE
Olin Financial Services Inc.	100	DE
Olin Funding Company LLC	100	DE
Olin North American Holdings, Inc.	100	DE
Olin Sunbelt, Inc.	100	DE
Pioneer Americas LLC9	100	DE
Pioneer Companies, LLC	100	DE
Pioneer (East), Inc.3	100	DE
Pioneer Licensing, Inc.3	100	DE
Pioneer Transportation LLC10	100	DE
Pioneer Water Technologies, Inc.3	100	DE
Ravenna Arsenal, Inc.	100	OH
Sunbelt Chlor Alkali Partnership	50	DE
Waterbury Rolling Mills, Inc.6	100	CT
Winchester Ammunition, Inc.	100	DE
Nutmeg Insurance Limited	100	Bermuda
PCI Chemicals Canada Company/Société PCI Chimie Canada3	100	Nova Scotia, Canada
Olin Canada Inc.	100	Canada
Olin Hunt Specialty Products S.r.l.	100	Italy
Olin (UK) Limited	100	United Kingdom
Reductone Brasil Ltda.	100	Brazil
Winchester Australia Limited11	100	Australia

1 Omitted from the following list are the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary

2 d/b/a "Olin Brass, Indianapolis" and "Olin Brass, Indianapolis Facility" in CA, IL, IN, NJ, NC, OH, PA, RI and TX

3 Indirect subsidiary, wholly-owned by Olin’s wholly-owned subsidiary, Pioneer Companies, LLC

4 Indirect subsidiary, wholly-owned by Imperial West Chemical Co.

5 Indirect subsidiary, wholly-owned by Pioneer Water Technologies, Inc.

6 Indirect subsidiary, wholly-owned by Monarch Brass & Copper Corp.

7  This entity was formerly named A. J. Oster Co. a Delaware partnership of which Olin Corporation owns 62.05% and Olin’s wholly-owned subsidiaries, Olin Engineered Systems, Inc. owns 36.15% and Pioneer Americas LLC owns 1.80%

8 In 2010 the Class B shares held by MACTEC were redeemed. This entity is now 100% owned by Olin.

9 Indirect subsidiary, PCI Chemicals Canada Company is the sole member of Pioneer Americas LLC

10 Indirect subsidiary, Olin Business Holdings holds its membership interest

11 Olin Australia Limited was renamed Winchester Australia Limited effective 12/5/2007